SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 23, 2007

                          CHANCELLOR GROUP, INC.
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             (Exact Name of Registrant as Specified in Charter)


          Nevada                     000-30219              87-0438647
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(State or Other Jurisdiction          (Commission         ( I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


                   216 South Price Road, Pampa, TX            79065
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               (Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code:  (806) 688-9697
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           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
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ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

Appointment of Officer and Election of Director

As authorized by written consent of the Board of Directors of the Company, effective May 23, 2007, Mr. Maxwell Grant was appointed as our Chairman and a director of the Company to fill a vacancy on the Board.

Maxwell Grant, 69, whose company, Koala Pictures, is Chancellor's largest shareholder, has a business degree and a journalism diploma in 1960 from Melbourne University. A former international journalist and university lecturer in the early 1960's in labor relations at Monash University, Melbourne, his New York-published novels have been translated into several languages. His wide range of interests include TV and film production, film financing and more recently oil and gas. For the last three years, Mr. Grant has primarily concentrated on locating a suitable acquisition for the Company and worked on several other film and investment projects. He co-founded in the late 1990's and was a 19% shareholder of Majestic Film Management Limited, Melbourne, Australia, which raised several million dollars for international feature films for Village Roadshow Pictures. The film JOEY, which he conceived and on which he was Associate Producer, was sold internationally to MGM. Mr. Grant devoted his time and efforts to locate for Chancellor its recently-acquired producing oil and gas property, which was purchased from Caldwell Production Company, in Texas. He participated in negotiations on behalf of the Company for the purchase of the property and identified the sources of financing for the Company to complete the acquisition.

Consulting Arrangement

Our Board of Directors approved a consulting arrangement with Mr. Grant, effective with the month of April 2007, under which he will be paid $6,000 per month as a general business consultant for the Company.

Overriding Royalty Interest

Prior to acquisition of the Company's oil and gas property from Caldwell Production Company, the Company's Board of Directors authorized the conveyance to Axis Network Pty, Ltd., a company owned by Maxwell Grant, of an overriding royalty interest in the amount of six and one-quarter percent (6.25%) in the properties acquired. Under the loan agreements between the Company and the Company's senior and subordinated lenders, Western National Bank and Capwest Resources, Inc., this overriding royalty interest is subordinated to the payment in full of the loans made by these lenders.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            CHANCELLOR GROUP, INC.

                            By /s/ Alan M. Wright
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                               Alan M. Wright, Chief Financial Officer

                               Date: May 30, 2007